UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 14, 2008

VIRTUAL RADIOLOGIC CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	001-33815	27-0074530
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

5995 Opus Parkway, Suite 200, Minnetonka, Minnesota	55343
(Address of principal executive offices)	(Zip code)

(952) 392-1100

(Registrant’s telephone number including area code)

Not applicable

(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Election of Directors

On November 17, 2008, Virtual Radiologic Corporation (the “Company”) announced that Kevin H. Roche was appointed to the Company’s Board of Directors on November 14, 2008.  Mr. Roche will serve on the Board of Directors’ Compensation Committee and Nominating and Corporate Governance Committee.  A copy of the press release announcing Mr. Roche’s appointment is furnished as Exhibit 99.1 and is incorporated herein by reference.

With the appointment of Mr. Roche, the Company’s Board of Directors consists of nine members, a majority of whom are independent directors as required by the NASDAQ Marketplace Rules.  Effective concurrently with Mr. Roche’s appointment on November 14, 2008, the Board of Directors reorganized the membership of its various committees in accordance with the independence requirements of the NASDAQ Marketplace Rules.  The Audit Committee currently consists of Richard Nigon (Chair), Nabil N.El-Hage and Brian F. Sullivan.  The Compensation Committee currently consists of Mr. El-Hage (Chair), Mr. Nigon, and Mr. Roche.  The Nominating and Corporate Governance Committee currently consists of Mr. Sullivan (Chair), Mr. Roche, and David L. Schlotterbeck.

Mr. Roche’s extensive background in the healthcare industry includes more than 25 years in legal, strategic advisory and executive operating roles.  Mr. Roche is currently a managing partner at Vita Advisors, a mergers and acquisition advisory firm focused solely on the healthcare industry.  Previously, Roche spent 14 years with UnitedHealth Group, serving as General Counsel before becoming the CEO of the Ingenix division.

Mr. Roche earned his law degree from the University of Minnesota Law School and holds a master’s degree in business administration from the University of Minnesota’s Carlson School of Business.

Item 9.01	Exhibits

(d) Exhibits

Exhibit Number	Description
99.1	Press Release dated November 17, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  November 17, 2008

VIRTUAL RADIOLOGIC CORPORATION

By:	/s/ George Frisch
Name: George Frisch
Title: General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated November 17, 2008